UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported): December 28, 2016

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Winter Avenue, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2016, NeuroMetrix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”) providing for the issuance of (i) 7,000 shares of Series E convertible preferred stock (the “Series E Preferred Stock”) at a price of $1,000 per share, and (ii) warrants (the “Warrants”) to purchase approximately 10 million shares of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.92 per share (the “Offering”). The Company expects to receive gross proceeds from the Offering of $7.0 million, in an initial tranche of $4.0 million and a second tranche, which is subject to shareholder approval, of $3.0 million. The first tranche of the Offering which will include the issuance of 4,000 shares of Series E Preferred Stock and approximately 4 million Warrants (the “First Tranche Issuance”) is expected to close on or about January 3, 2017, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Company will not complete the public offering of units, and the associated repurchase of Series D convertible preferred stock, as announced on December 20, 2016, due to feedback from the Nasdaq Stock Market LLC.

The shares of Series E Preferred Stock and Warrants described above have not been registered under the Securities Act of 1933, as amended. Subject to certain ownership limitations, the Series E Preferred Stock is convertible at any time into an aggregate of approximately 10 million shares of common stock at a conversion ratio of 1,429 shares of Common Stock per share of Series E Preferred Stock. The Series E Preferred Stock is only entitled to dividends in the event dividends are paid on the Common Stock and will not have any preferences over the Common Stock, including liquidation rights. As further described below, until shareholder approval is obtained, the Series E Preferred Stock issued in connection with the First Tranche Issuance will be subject to a conversion limitation of approximately 1.2 million shares of Common Stock.

The Warrants are also subject to certain ownership limitations and will be exercisable six months from their date of issuance. The Warrants will expire five years from the date that the Company has a resale registration statement declared effective for the securities issued in the Offering.

In connection with this Offering, the Company is obligated to seek shareholder approval of the issuance of the second tranche of the Series E Preferred Stock and Warrants (the “Second Tranche Issuance”), and will schedule a meeting of its shareholders for that purpose. At that meeting, shareholders will also be asked to approve amendments to 23,486,286 existing warrants (the “Existing Warrants”) and 19,459 shares of Series D convertible preferred stock held by the Investor and its affiliates, to provide that the exercise price of such warrants and the conversion price of such preferred shares will be reset to $0.70 per share of Common Stock. Similarly, the shareholders will be asked to approve setting and resetting, as applicable, of the conversion price of the Warrants issued in the First Tranche Issuance and Second Tranche Issuance to $0.70 per share. If the Company is unable to obtain shareholder approval for the Second Tranche Issuance at the first meeting, it will be required to call a shareholder meeting to seek such approval once every four months until such approval is obtained or the Series E Preferred Stock is no longer outstanding. There will be no penalty to the Company or additional rights granted in favor of the Investor in the event that the Company is unable to obtain shareholder approval for the Second Tranche Issuance. The closing of the second tranche will as soon as possible following shareholder approval.

Finally, in connection with the Offering, (i) the exercise prices of an aggregate of 11,685,732 of the Existing Warrants will be immediately reset to $0.92 and will not be exercisable for six months and one day from December 28, 2016 and the expiration date of such warrants will also be extended for six months and (ii) the expiration date of 5,411,764 of the Existing Warrants will be extended by five years to June 28, 2022.

On June 2, 2016, the Company entered into a letter agreement (the “Letter Agreement”) with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (the “Placement Agent”), which was amended November 22, 2016, pursuant to which the Placement Agent agreed to serve as the agent for the Company in connection with the Offering. On December 19, 2016, the Placement Agent and the Company further amended the Letter Agreement (the “Letter Agreement Amendment”), pursuant to which the Company agreed to pay the Placement Agent a cash placement fee equal to 6.5% of the aggregate purchase price for the securities placed in the Offering (net of any proceeds used to repurchase outstanding shares of preferred stock), plus up to $50,000 of the Placement Agent’s legal fees and expenses.

As part of the Offering, the Company also agreed to issue to the placement agent in the offering warrants to purchase 500,000 shares of Common Stock that will expire five years from the date that the Company has a resale registration statement declared effective for the securities issued in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have an exercise price of $1.15 per share.

The Company has also entered into a Registration Rights Agreement with the investor pursuant to which the Company is obligated to file a registration statement to register the resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock and upon exercise of the Warrants within thirty calendar days.

In connection with the Company’s entry into the Purchase Agreement and the Registration Rights Agreement, the Company will also enter into Amendment No. 7 to the Company’s Shareholder Rights Agreement (“Amendment No. 7”) with American Stock Transfer & Trust Company, LLC, dated as of March 7, 2007, as amended (the “Shareholder Rights Agreement”), in order to exempt the issuances of securities that will be issued to the purchaser under the Purchase Agreement from the operation of the Shareholder Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Series E Preferred Stock (and the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock referred to in Item 3.03 below), the Warrants, Amendment No. 7 and the Letter Agreement Amendment are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, 3.1, 4.1, 4.2 and 1.1, respectively, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Series E Preferred Stock, Warrants and Placement Agent Warrants described above have not been registered under the Securities Act of 1933, as amended. The issuance and sale of the Placement Agent Warrants and the Series E Preferred Stock and the Warrants by the Company under the Purchase Agreement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications of Rights of Securities Holders.

The Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing and designating the Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $1,000. Each share of Series E Preferred Stock is convertible, at any time at the option of the holder thereof, into a number of shares of Common Stock determined by dividing the stated value by the initial conversion price of $0.92 per share, subject to a 4.99% blocker provision. The Series E Preferred Stock has no dividend rights or preferences over Common Stock and has no voting rights except as required by law. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On December 28, 2016, the Company filed the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation establishes and designates the Series E Preferred Stock and the rights, preferences, privileges and limitations thereof.

Item 8.01 Other Events.

On December 28, 2016, the Company issued a press release announcing the Offering. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities, the amount of proceeds from the Offering and the closing of the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment to letter agreement dated as of June 2, 2016, as amended, by and between NeuroMetrix, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC

3.1	Certificate of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, as filed with the Secretary of State of Delaware on December 28, 2016

4.1	Form of Warrant to Purchase Common Stock

4.2	Amendment No. 7 to Shareholder Rights Agreement.

10.1	Form of Securities Purchase Agreement dated as of December 28, 2016, by and among NeuroMetrix, Inc. and the purchasers named therein.

10.2	Form of Registration Rights Agreement dated as of December 28, 2016, by and among NeuroMetrix, Inc. and the purchasers named therein.

99.1	Press Release, dated December 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: December 28, 2016	/s/	THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amendment to letter agreement dated as of June 2, 2016, as amended, by and between NeuroMetrix, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC

3.1	Certificate of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, as filed with the Secretary of State of Delaware on December 28, 2016

4.1	Form of Warrant to Purchase Common Stock

4.2	Amendment No. 7 to Shareholder Rights Agreement

10.1	Form of Securities Purchase Agreement dated as of December 28, 2016, by and among NeuroMetrix, Inc. and the purchasers named therein

10.2	Form of Registration Rights Agreement dated as of December 28, 2016, by and among NeuroMetrix, Inc. and the purchasers named therein

99.1	Press Release, dated December 28, 2016